United States
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2011

OSIRIS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32966	71-0881115
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 545 - 1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 8, 2011, Osiris Therapeutics, Inc. (the “Company”) issued a press release announcing the appointment of Stephen W. Potter as Senior Vice President of Operations and Corporate Development, effective February 7, 2011.  Mr. Potter, will report to C. Randal Mills, Ph.D., President and Chief Executive Officer.

Prior to joining the registrant, Mr. Potter, age 54, served as Senior Vice President in Corporate and Business Development for Genzyme Corporation for over ten years. During his years at Genzyme, he led a team responsible for providing strategic and transactional direction to Genzyme’s business units.  Prior to Genzyme, Mr. Potter was Senior Vice President of Business Development for DuPont’s Pharmaceutical subsidiary in Wilmington, Delaware.  Before joining DuPont, Mr. Potter was a Principal at Booz, Allen & Hamilton in the Life Sciences Practice.  Mr. Potter holds an MBA from the Harvard Business School and a bachelor’s degree in Economics from the University of Massachusetts.

The Company entered into an employment agreement (the “Agreement”) with Mr. Potter that provides for an annual base salary of $275,000 and an annual discretionary bonus opportunity of $100,000 for the remainder of 2011. Mr. Potter is also eligible to receive other benefits and participate in benefit plans generally available to Company employees and executives.  In addition, Mr. Potter was granted an option pursuant to the Company’s 2006 Amended and Restated Omnibus Plan exercisable for 100,000 shares of common stock at a per share exercise price equal to the closing price of the common stock on the NASDAQ Global Market on the day preceding commencement of his employment.  The option vests in four equal annual installments beginning on the first anniversary of the grant date, assuming that Mr. Potter remains employed by the Company on the vesting date.  Mr. Potter’s employment is at-will; however, if his employment is terminated, either by the Company without “Cause” or by him for “Good Reason” as defined in the Agreement, he will be entitled to receive a lump sum cash payment equivalent to six months base salary.  The foregoing discussion is qualified in its entirety by the terms of the Agreement, a copy of which is attached as Exhibit 10.1 hereto.  A copy of the above-mentioned press release is attached as Exhibit 99.1 hereto.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits.
	10.1	Employment Agreement by and between Osiris Therapeutics, Inc. and Stephen W. Potter entered into as of February 7, 2011.
	99.1	Press Release dated February 8, 2011, of Osiris Therapeutics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

Dated: February 8, 2011.	By:	/s/ PHILIP R. JACOBY, JR.
Philip R. Jacoby, Jr.
Chief Financial Officer (principal financial officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement by and between Osiris Therapeutics, Inc. and Stephen W. Potter entered into as of February 7, 2011.
99.1	Press Release dated February 8, 2011, of Osiris Therapeutics, Inc.